Filed pursuant to Rule 424(b)(3)
Registration Statement File No. 333-132296

PROSPECTUS SUPPLEMENT NO. 10

TO

PROSPECTUS DATED APRIL 25, 2007

MDWERKS, INC.

This prospectus supplement should be read in conjunction with our prospectus dated
April 25, 2007 and in particular “Risk Factors” beginning on page 7 of the prospectus.

This prospectus supplement includes the attached Current Report on Form 8-K of MDwerks, Inc., filed with the Securities and Exchange Commission on March 12, 2008.

The date of this prospectus supplement is March 12, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2008.

MDWERKS, INC.

 (Exact name of registrant as specified in its charter)

Delaware

 (State or Other Jurisdiction of Incorporation)

333-118155	33-1095411
(Commission File Number)	(IRS Employer Identification Number)

Windolph Center, Suite I
1020 N.W. 6th Street
Deerfield Beach, FL 33442

(Address of Principal Executive Offices)

(954) 389-8300

 (Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On March 11, 2008, MDwerks, Inc. issued a press release announcing that it entered into a three-year Claims Purchase Agreement with a large California based processor of medical compound prescriptions.

For additional information, reference is made to the Claim Purchase Agreement attached hereto as Exhibit 10.0 and the press release attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.0	Claims Purchase Agreement effective March 10, 2008

99.1	Press release dated March 11, 2008

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MDWERKS, INC.

Dated: March 12, 2008	By:	/s/ Howard B. Katz
Howard B. Katz
Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.0	Claims Purchase Agreement effective March 10, 2008

99.1	Press release dated March 11, 2008

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